Exhibit 5.1

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

        June 13, 2019

Chewy, Inc.

1855 Griffin Road, Suite B-428

Dania Beach, Florida 33004

Ladies and Gentlemen:

We are acting as special counsel to Chewy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2019 (File No. 333-231095), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), and a Registration Statement filed pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement”) relating to the proposed registration by the Company of shares of Class A common stock, par value $0.01 per share, of the Company (“Common Stock”), including shares of Common Stock to cover the underwriters’ option to purchase additional shares, if any (the “Option Shares”). The shares of Common Stock to be registered pursuant to the 462(b) Registration Statement and sold by the selling stockholder identified in the Registration Statement are referred to herein as the “Additional Shares.” The the offering of the Additional Shares is referred to herein as the “Offering.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company (the “Charter”); (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.4 to the Registration Statement to be adopted by the board of directors of the Company prior to the sale of any Additional Shares (the “New Bylaws”); (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) resolutions of the board of directors of the Company; (v) the Registration Statement; and (vi) the 462(b) Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed

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the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, upon (i) the adoption of the New Bylaws by the board of directors of the Company, (ii) due action by the board of directors of the Company or a duly appointed committee thereof to determine the price per share of the Additional Shares, (iii) the due execution and delivery of the Underwriting by the parties thereto and (iv) the effectiveness of the 462(b) Registration Statement under the Act, the Additional Shares will be duly authorized and validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement.

Sincerely,
/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP